Exhibit 10.8


                                                               Execution Version

                    L O A N  F A C I L I T Y  A G R E E M E N T
                                (THE "AGREEMENT")


                                     BETWEEN


Pool Acquisition S.A., 19-21 boulevard du Prince Henri, L-1724 Luxembourg, Grand-Duche de Luxembourg,

                                   - hereinafter referred to as the "BORROWER" -

                                       and

the investors as named in detail in SCHEDULE 1

  - hereinafter each of the investors referred to as the "LENDER" or "LENDERS" -



PRELIMINARY REMARK, DEFINITIONS

(1) The Lender is the shareholder of the Borrower. The Borrower holds approximately 93 % of all shares in Sanitec International S.A. ("LUX NEWCO II"), a company with limited liability duly established and organised under the laws of Luxembourg.

(2) Lux NewCo II indirectly owns, through Pool Acquisition Netherlands B.V. (in liquidation), 100 % of all shares in Sanitec Oy ("FIN NEWCO I"), , a limited liability company established and organised under the laws of Finland, registered with the trade register of Finland under Company ID number 1700086-7, with registered address in Helsinki, Finland . Fin NewCo I is the surviving company from the merger of Pool Acquisition Helsinki Oy with Sanitec Corporation, which took place after Pool Acquisition Helsinki Oy acquired 100 % of the shares of Sanitec Corporation, a company that was incorporated and existed under the laws of Finland having its registered office in Helsinki, Finland.

(3) The funds necessary for the acquisition described under para. (2) above have been made available to Fin NewCo I by its shareholders in the form of equity and loan capital provided by the banks being party to (i) a senior multicurrency term loan and revolving credit facilities agreement between inter alia Bayerische Hypo- und Vereinsbank AG as Arranger and Fin NewCo I dated 26 April 2001 as amended (the "SENIOR FACILITY AGREEMENT") and (ii) a junior facility agreement between inter alia Bayerische Hypo- und Vereinsbank AG as Arranger and Pool Financing Helsinki Oy, a company with limited liability duly established and organised under the laws of Finland, dated 26 April 2001 as amended (the "JUNIOR FACILITY AGREEMENT"); the proceeds received under the


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      Junior Facility Agreement have been on lent to Fin NewCo I via a junior on-loan agreement (the "JUNIOR ON-LOAN AGREEMENT"). The loans being granted pursuant to the agreements named under (i) and (ii) are hereinafter referred to as the "BANK LOANS" and the banks being parties to these loan agreements are referred to as "THE BANKS").

(4) A portion of the loan granted under the Senior Facility Agreement has been refinanced by a pik loan (the "PIK LOAN") under a pik loan agreement (the "PIK LOAN AGREEMENT") initially entered into by Pool Sub-Financing Helsinki Oy, a company with limited liability duly established and organised under the laws of Finland (the "FIN NEWCO III"), as borrower and Bayerische Hypo- und Vereinsbank AG as lender (the "PIK LENDER").

(5) Capitalised terms used herein shall have the same meaning as defined in the Senior Facility Agreement unless expressly otherwise defined in this Agreement.

Whereas the parties involved conclude the following


                             L O A N F A C I L I T Y


                                    SECTION 1
LOAN

(1) The Lender grants the Borrower a loan (the "SHAREHOLDER LOAN") consisting of one facility in the total principal amount of:

      (euro)312,043,586 (the "PRINCIPAL")

      as shown in further detail in SCHEDULE 1 hereto.

(2)   The Borrower has already received the loan proceeds or the equivalent.


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                                    SECTION 2
DURATION, TERMINATION

(1)   The duration of this Agreement is 15 years.

(2) The loan can be terminated by the Lender by notice of three months to the end of a quarter, provided that the shareholder loan shall not be terminated other than if requested by the Banks, if and as long as the shareholder loan is contractually subordinated to the claims of the Banks under the Bank Loans and of the PIK Lender under the PIK Loan Agreement.

(3) Subject to any subordination pursuant toss.2 para (2) andss.5, the Borrower is entitled to terminate the loan facility at any time.


                                   SECTION 3
INTEREST

(1) The Shareholder Loan shall bear interest on a daily basis (actual/360 days) at a rate of

      7.125 % p.a.,

      starting on January 1, 2002. . The parties agree to increase or reduce the interest rate by up to 1.0 % (100 basis points) if either party reasonably requests such increase or reduction in order to reflect market practice.

(2) Each year, on 31 December at 12:00 AM, any unpaid accrued interest shall be capitalized to the Principal and the Principal shall be increased by such amount.

(3) The interest shall be paid to the Lender in monthly part payments on the third working day of the following month for an account of the Lender still to be notified. However, as long as the claims of the Lender are subordinated pursuant to Section 2 and Section 5, the Borrower is not obliged to but may upon its own discretion pay interest provided that this is permitted under the subordination agreements referred to in Section 5.


                                   SECTION 4
REPAYMENT

(1) The Borrower is only obliged to repay the Principal and any uncapitalized interest in the event of termination of this Agreement or on expiry of the term set out in Section 2 para (1), subject to any subordination pursuant to Section 2 and Section 5.


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(2)   Subject to any subordination pursuant to Section 2 and Section 5 the
      Borrower may repay the Principal in whole or in instalments of at least EUR 25,000.00 prematurely according to its due discretion. In this event, the Lender shall not be entitled to compensation for premature payment. In case of a prepayment of the whole outstanding Principal the Borrower has to pay the interest on such outstanding Principal on the date of the premature prepayment.


                                    SECTION 5
PRIORITY OF SHAREHOLDER LOAN

(1) The parties acknowledge and approve that the repayment of the Principal and the uncapitalized interest are subordinate in priority to the repayment of the Bank Loans and/or the PIK Loan in as far as provided in any respective subordination agreement.

(2) The Principal (including capitalised interest) and any uncapitalized interest and other remuneration thereon shall, upon the dissolution of the Borrower or in the bankruptcy of the Borrower, be subordinated to all other debts. The subordination is irrevocable.


                                   SECTION 6
NOTIFICATIONS

For the acceptance of declarations and services

a)   the Borrower names: Dr. Manuel Frias, 19-21 boulevard du Prince Henri,
                         L-1724 Luxembourg,
                         Facsimile +352/ 26 26 89-8 34

     with copies to:     Udo Simmat, Schottlestra(beta)e 8, 70597 Stuttgart,
                         Facsimile +49-711/ 9764-933

b)   the Lender names:   Dr. Udo Simmat, Schottlestra(beta)e 8, 70597 Stuttgart,
                         Facsimile +49-711 / 9764-933


                                   SECTION 7
FINAL PROVISIONS

(1)   This Agreement shall be subject to the law of Luxembourg.


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(2)   The forum for all disputes from or in connection with this Agreement shall be Luxembourg.

(3) The rights and obligations of the Lenders under this Agreement are separate and independent from the rights and obligations of each other Lender. Each Lender can exercise its rights under this Agreement separately without prejudice to the rights of each of the other Lenders. Each Lender may take proceedings against the Borrower without involving any other Lender. Any representation or declaration of the Borrower addressed to one Lender is not deemed to be also addressed to another Lender.

(4) If any of the provisions of this Agreement should be or become invalid, in whole or in part, the validity of the remaining provisions shall not be affected. In such a case, the parties shall agree a provision in place of the invalid provision which, as far as possible, has the same legal and economic effect as the invalid provision.

(5) If the provisions of this Agreement are ambiguous they shall be interpreted in a manner which best reflects the spirit, contents and purpose of this Agreement. Such interpretation should be based on the agreement the parties would have reached had they been aware of the ambiguity.

(6) Clause Section 7 (5) above shall apply accordingly if this Agreement is incomplete.



........................................................................


..................................................

Pool Acquisition S.A.





........................................................................



Signed for and on behalf of each of the following:


________________________________



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                                                               Execution Version



CIE Management II Limited as Managing General Partner of BC European Capital VII-1, PO Box 255, Barfield House, St. Julian's Avenue, St. Peter Port, Guernsey, Channel Islands;
CIE Management II Limited as Managing General Partner of BC European Capital VII-2, PO Box 255, Barfield House, St. Julian's Avenue, St. Peter Port, Guernsey, Channel Islands;
CIE Management II Limited as Managing General Partner of BC European Capital VII-3, PO Box 255, Barfield House, St. Julian's Avenue, St. Peter Port, Guernsey, Channel Islands;
CIE Management II Limited as Managing General Partner of BC European Capital VII-4, PO Box 255, Barfield House, St. Julian's Avenue, St. Peter Port, Guernsey, Channel Islands;
CIE Management II Limited as Managing General Partner of BC European Capital VII-5, PO Box 255, Barfield House, St. Julian's Avenue, St. Peter Port, Guernsey, Channel Islands;
CIE Management II Limited as Managing General Partner of BC European Capital VII-6, PO Box 255, Barfield House, St. Julian's Avenue, St. Peter Port, Guernsey, Channel Islands;
CIE Management II Limited as Managing General Partner of BC European Capital VII-7, PO Box 255, Barfield House, St. Julian's Avenue, St. Peter Port, Guernsey, Channel Islands;
CIE Management II Limited as Managing General Partner of BC European Capital VII-8, PO Box 255, Barfield House, St. Julian's Avenue, St. Peter Port, Guernsey, Channel Islands;
CIE Management II Limited as Managing General Partner of BC European Capital VII-9, PO Box 255, Barfield House, St. Julian's Avenue, St. Peter Port, Guernsey, Channel Islands;
CIE Management II Limited as Managing General Partner of BC European Capital VII-10, PO Box 255, Barfield House, St. Julian's Avenue, St. Peter Port, Guernsey, Channel Islands;
CIE Management II Limited as Managing General Partner of BC European Capital VII-11, PO Box 255, Barfield House, St. Julian's Avenue, St. Peter Port, Guernsey, Channel Islands;
CIE Management II Limited as Managing General Partner of BC European Capital VII-12, PO Box 255, Barfield House, St. Julian's Avenue, St. Peter Port, Guernsey, Channel Islands;
CIE Management II Limited as Managing General Partner of BC European Capital VII-14, PO Box 255, Barfield House, St. Julian's Avenue, St. Peter Port, Guernsey, Channel Islands;
CIE Management II Limited as Managing General Partner of BC European Capital VII-15, PO Box 255, Barfield House, St. Julian's Avenue, St. Peter Port, Guernsey, Channel Islands;
CIE Management II Limited as Managing General Partner of BC European Capital VII-16, PO Box 255, Barfield House, St. Julian's Avenue, St. Peter Port, Guernsey, Channel Islands;
CIE Management II Limited as Managing General Partner of BC European Capital VII-17, PO Box 255, Barfield House, St. Julian's Avenue, St. Peter Port, Guernsey, Channel Islands;
CIE Management II Limited as Managing General Partner of BC European Capital VII Top-Up 1, PO Box 255, Barfield House, St. Julian's Avenue, St. Peter Port, Guernsey, Channel Islands;
CIE Management II Limited as Managing General Partner of BC European Capital VII Top-Up 2, PO Box 255, Barfield House, St. Julian's Avenue, St. Peter Port, Guernsey, Channel Islands;
CIE Management II Limited as Managing General Partner of BC European Capital VII Top-Up 3, PO Box 255, Barfield House, St. Julian's Avenue, St. Peter Port, Guernsey, Channel Islands;
CIE Management II Limited as Managing General Partner of BC European Capital VII Top-Up 4, PO Box 255, Barfield House, St. Julian's Avenue, St. Peter Port, Guernsey, Channel Islands;
CIE Management II Limited as Managing General Partner of BC European Capital VII Top-Up 5, PO Box 255, Barfield House, St. Julian's Avenue, St. Peter Port, Guernsey, Channel Islands;
CIE Management II Limited as Managing General Partner of BC European Capital VII Top-Up 6, PO Box 255, Barfield House, St. Julian's Avenue, St. Peter Port, Guernsey, Channel Islands;
Blue Capital Equity I GmbH & Co. KG, Alter Wall 22, 20457 Hamburg Teabar Capital Corporation, 5650 Yonge Street, Suite 500, Toronto, Ontario M2M 4H5;
Southlight Investment Pte Ltd, 168 Robinson Road, #37-01 Capital Tower, Singapore 068912, Republic of Singapore; CDPQ Europe Inc., 1981, avenue McGill College, Montreal, Quebec, Canada;
HVB Offene Unternehmensbeteiligungs AG, Am Tucherpark 1, 80538 Munchen;
Michel Guillet, 26 rue Barbet de Jouy, 75007 Paris, France;

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                                                               Execution Version



Cedric Dubourdieu, 141 Boulevard Saint-Germain, 75600 Paris, France; Lucien-Charles Nicolet, 33 rue Erlanger, 75016 Paris, France;
Edouard Guillet, 26 rue Barbet de Jouy, 75007 Paris, France;